EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CAS@alpha-ir.com
Traded: NYSE (CAS)

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 9, 2016

 A. M. CASTLE & CO. REPORTS SECOND QUARTER 2016 RESULTS

Realized sequential quarterly and year-over-year improvement in key financial performance metrics

OAK BROOK, IL, August 9th - A. M. Castle & Co. (NYSE:CAS) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today reported financial results for the second quarter ended June 30, 2016.
Highlights:

•	Gross material margin improved year-over-year, sequentially and each month of the quarter;

•	Excluding closed Houston and Edmonton branches, sales tons per day increased by 5% from the first quarter 2016 and roughly 1% from the second quarter 2015;

•
Operating expenses were $44.3 million in the second quarter 2016, compared to $70.2 million in the second quarter 2015 and $57.0 million in the first quarter 2016. Excluding restructuring expenses, operating expenses decreased to $42.3 million in the second quarter 2016, compared to $54.6 million in the second quarter 2015 (a decrease in cash operating expenses of 24.1% on a per ton basis) and $45.2 million in the first quarter 2016;

•	Announced sale of 50% equity ownership in Kreher Steel Company, LLC ("Kreher") to joint venture partner;

•	Made early payment of $5.5 million in settlement of the remaining principal balance of Senior Secured Notes due December 15, 2016.
President and CEO Steve Scheinkman commented, "The second quarter marked the completion of our strategic restructuring plan announced in April of last year. The financial performance recorded in the second quarter demonstrates the emergence of a leaner, more focused A.M. Castle that built momentum during each month of the quarter. In the period, we realized both year-over-year and sequential quarter improvement in key financial performance metrics, including tons sold per day and operating expenses, both in absolute terms and cost per ton. Excluding tons sold by our Houston and Edmonton facilities, which we closed in February 2016 as a result of our strategic decision to reduce our exposure to the oil and gas market, tons sold per day increased by 5% compared to the first quarter of this year and roughly 1% compared to second quarter 2015."
Scheinkman continued, "According to leading industry publications, the service center industry experienced an increase in tons shipped per day from the first quarter of 2016 of less than 1% and a decline in tons shipped per day of approximately 5% compared to the prior year second quarter. Even without improvement in market demand and replacement cost of the majority of our products, we achieved sequential and year-over-year growth in sales tons and gross material margins as a result of the aggressive organizational actions we have taken over the last year to restructure our branch network costs, better align our sales force with customers' needs, increase our transactional business, and improve our capital structure. We believe these results bode well for our ability to further improve our financial performance as market demand and pricing improves."
Second Quarter 2016 Results
Net sales in the second quarter 2016 were $130.7 million, a decrease of $35.6 million, or 21.4%, compared to the second quarter 2015. The decrease in net sales was mainly attributable to a 6.4% decrease in tons sold per day compared to the same period last

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year, coupled with a 13.9% decrease in average selling prices. Impacting the decrease in net tons sold per day were sales attributable to the Company's Houston and Edmonton operations, which were closed in February 2016. Excluding the tons sold from the Houston and Edmonton operations in the second quarter 2015, tons sold per day increased roughly 1% in the second quarter 2016 compared to the second quarter 2015.
Loss from continuing operations in the second quarter 2016 was $21.3 million, or a loss from continuing operations of $0.77 per diluted common share, compared to a loss from continuing operations of $47.1 million, or a loss from continuing operations of $2.00 per diluted common share, in the second quarter 2015 and $44.8 million, or a loss from continuing operations of $1.90 per diluted common share, in the first quarter 2016. Adjusted non-GAAP loss from continuing operations for the second quarter 2016 was $17.7 million compared to adjusted non-GAAP loss from continuing operations of $11.5 million in the second quarter 2015. Adjusted non-GAAP loss from continuing operations was $26.1 million in the first quarter 2016. Negative EBITDA from continuing operations in the second quarter 2016 was $6.9 million, compared to negative EBITDA from continuing operations of $45.7 million in the second quarter 2015 and $30.4 million in the first quarter 2016. The Company had negative adjusted EBITDA from continuing operations of $3.4 million in the second quarter 2016 compared with negative adjusted EBITDA from continuing operations of $10.1 million in the second quarter 2015 and $11.6 million in the first quarter 2016.
Total restructuring activity recorded during the second quarter 2016 resulted in expense of $2.0 million compared to expense from restructuring activity of $15.6 million in the prior year period. Restructuring activity in the second quarter 2016 consisted mainly of moving costs associated with plant consolidations related to the April 2015 strategic restructuring plan and lease termination costs associated with the closure of the Houston and Edmonton facilities.
Gross material margin, calculated as net sales less cost of materials (exclusive of depreciation and amortization) divided by net sales, was 25.3% in the second quarter 2016 compared to 8.5% in the second quarter 2015. The gross material margin in the second quarter 2015 was negatively impacted by $22.3 million of inventory scrapping expenses associated with restructuring activity in that quarter. Excluding those expenses recognized in cost of material, adjusted gross material margin in the second quarter 2015 was 21.9%. Gross material margin in the first quarter 2016 was 18.4% and adjusted gross material margin, which excludes the $27.1 million sale of inventory at the Company's Houston and Edmonton facilities and a $0.5 million charge to cost of material for inventory scrapped related to restructuring activities, was 22.3%.
Along with the lower cost structure implemented by the Company through its April 2015 strategic restructuring plan, the closure of its Houston and Edmonton facilities had a favorable impact on operating expenses in the second quarter 2016. Operating expenses were $44.3 million in the second quarter 2016, compared to $70.2 million in the second quarter 2015 and $57.0 million in the first quarter 2016. Excluding restructuring expenses, operating expenses were $42.3 million in the second quarter 2016, compared to $54.6 million in the second quarter 2015 and $45.2 million in the first quarter 2016.
Executive Vice President and CFO, Pat Anderson, commented, "The lower cost structure we envisioned when announcing our strategic restructuring activities in April of last year has now largely been achieved as evidenced by the substantial decrease in year-over-year operating expenses, as well as improved gross material margin. We believe this, along with our improved capital structure resulting from our refinancing efforts, has positioned us well for profitable growth in the coming years."
Net cash used in operating activities of continuing operations was $19.2 million during the six months ended June 30, 2016, compared to $19.8 million during the six months ended June 30, 2015. Net cash from investing activities of $54.5 million during the six months ended June 30, 2016 is attributable to cash proceeds from the sale of Total Plastics Inc. ("TPI") in the first quarter 2016. The proceeds from the sale of TPI were used to pay down the Company's long-term debt, which, along with the $8.7 million payment of debt restructuring costs, resulted in net cash used in financing activities of $29.2 million during the first six months of 2016. The Company had $46.0 million of borrowings outstanding under its revolving credit facility at June 30, 2016, and $14.0 million of additional unrestricted borrowing capacity available under its revolving credit facility. The Company had $66.1 million in borrowings under the revolving credit facility at December 31, 2015. The Company’s net debt-to-capital ratio was 94.6% at June 30, 2016, compared to 84.1% at December 31, 2015. Total long-term debt outstanding, net of unamortized discount, unamortized debt issuance costs and the derivative liability for the embedded conversion feature of the Company's convertible notes, was $280.4 million at June 30, 2016 and $317.6 million at December 31, 2015. Refer to the "Total Long-Term Debt" table below for details related to the Company’s outstanding debt obligations.
On August 8, 2016, the Company announced it has entered into an agreement for the sale of its 50% equity interest in Kreher to its joint venture partner for proceeds of approximately $31.6 million, subject to formal corporate approval by both joint venture partners' boards of directors. "We intend to use the proceeds from the sale of Kreher to further pay down our long-term debt. We also recently made an early payment of $5.5 million to settle the remaining principal balance of our 12.75% Senior Secured Notes due December 15, 2016," said Anderson.
Scheinkman concluded, “While we are pleased with the improvement in our financial performance in the quarter, we know we still have more work to do and we continue to aggressively pursue opportunities for further improvement. Although the third

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quarter is historically one of our slower periods due to normal seasonality in the summer months, we enter the second half of the year more confident that the positive financial trends we saw in the second quarter will position us well to expand our customer base and grow our business over the long term."
Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the second quarter ended June 30, 2016 and discuss market conditions and business outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.castlemetals.com/investors or by calling (800) 708-4540 or (847) 619-6397 and citing code 4301 9550#.
An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".
Non-GAAP Financial Measures
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) from continuing operations before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income (loss), adjusted non-GAAP income (loss) from continuing operations, adjusted EBITDA, and adjusted gross material margin which are defined as reported net income (loss), reported income (loss) from continuing operations, EBITDA and gross margin adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Operating expenses, excluding restructuring expense (income), is presented as management believes it provides useful information to investors, analysts and other interested parties regarding the ongoing expenses of the Company. Management uses EBITDA, adjusted non-GAAP net income (loss), adjusted non-GAAP net income (loss) from continuing operations, adjusted EBITDA, operating expenses excluding restructuring expense (income) and adjusted gross material margin to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable

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assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended and our Quarterly Report on Form 10-Q, to be filed shortly. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$130,692	$166,328	$294,540	$354,868
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	97,644	152,179	231,402	296,534
Warehouse, processing and delivery expense	20,808	27,342	44,211	50,933
Sales, general, and administrative expense	17,229	21,347	34,666	42,315
Restructuring expense	2,044	15,618	13,762	16,449
Depreciation and amortization expense	4,260	5,887	8,653	11,781
Total costs and expenses	141,985	222,373	332,694	418,012
Operating loss	(11,293)	(56,045)	(38,154)	(63,144)
Interest expense, net	9,599	10,025	19,968	20,189
Unrealized gain on embedded debt conversion option	(1,284)	—	(1,284)	—
Debt restructuring (gain) loss, net	(513)	—	6,562	—
Other (income) expense, net	(2,808)	(3,963)	(1,663)	2,262
Loss from continuing operations before income taxes and equity in (losses) earnings of joint venture	(16,287)	(62,107)	(61,737)	(85,595)
Income tax expense (benefit)	531	(14,561)	196	(21,512)
Loss from continuing operations before equity in (losses) earnings of joint venture	(16,818)	(47,546)	(61,933)	(64,083)
Equity in (losses) earnings of joint venture	(4,452)	451	(4,141)	1,326
Loss from continuing operations	(21,270)	(47,095)	(66,074)	(62,757)
Income from discontinued operations, net of income taxes	—	843	7,934	1,378
Net loss	$(21,270)	$(46,252)	$(58,140)	$(61,379)

Basic (loss) earnings per common share:
Continuing operations	(0.77)	(2.00)	$(2.57)	$(2.67)
Discontinued operations	—	0.04	0.31	0.06
Net basic loss per common share	$(0.77)	$(1.96)	$(2.26)	$(2.61)

Diluted (loss) earnings per common share:
Continuing operations	(0.77)	(2.00)	$(2.57)	$(2.67)
Discontinued operations	—	0.04	0.31	0.06
Net diluted loss per common share	$(0.77)	$(1.96)	$(2.26)	$(2.61)

Negative EBITDA from continuing operations (a)	$(6,880)	$(45,744)	$(37,257)	$(52,299)
Adjusted negative EBITDA from continuing operations(b)	$(3,359)	$(10,143)	$(14,988)	$(17,092)

(a) A non-GAAP financial measure, which represents earnings (loss) from continuing operations before interest, taxes, and depreciation and amortization. See reconciliation to loss from continuing operations below.

(b) A non-GAAP financial measure, which represents negative EBITDA as defined above, adjusted for certain non-GAAP adjustments. Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these non-GAAP adjustments.

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Reconciliation of EBITDA and of Adjusted EBITDA to Reported Net Loss:			Three Months Ended
	Three Months Ended			Six Months Ended
(Dollars in thousands)
Unaudited	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Net loss, as reported	$(21,270)	$(46,252)	$(36,870)	$(58,140)	$(61,379)
Less: Income from discontinued operations, net of taxes	—	843	7,934	7,934	1,378
Loss from continuing operations	(21,270)	(47,095)	(44,804)	(66,074)	(62,757)
Depreciation and amortization expense	4,260	5,887	4,393	8,653	11,781
Interest expense, net	9,599	10,025	10,369	19,968	20,189
Income tax expense (benefit)	531	(14,561)	(335)	196	(21,512)
Negative EBITDA from continuing operations	(6,880)	(45,744)	(30,377)	(37,257)	(52,299)
Non-GAAP adjustments (a)	3,521	35,601	18,728	22,269	35,207
Adjusted negative EBITDA from continuing operations	$(3,359)	$(10,143)	$(11,649)	$(14,988)	$(17,092)
(a) Refer to "Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss" table for additional details on these amounts.

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:			Three Months Ended
(Dollars in thousands, except per share data)	Three Months Ended			Six Months Ended
Unaudited
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Net loss, as reported	$(21,270)	$(46,252)	$(36,870)	$(58,140)	$(61,379)
Non-GAAP adjustments:
Restructuring activity (a)	2,044	37,953	12,170	14,214	38,784
Debt restructuring (gain) loss	(513)	—	7,075	6,562	—
Foreign exchange (gain) loss on intercompany loans	(1,024)	(2,389)	(62)	(1,086)	1,434
Foreign exchange (gain) loss on intercompany loans of joint venture	(4)	108	(192)	(175)	783
Impairment of equity investment in joint venture(b)	4,636	—	—	4,636	—
Unrealized gain on commodity hedges	(334)	(71)	(263)	(598)	(172)
Gain on sale of property, plant and equipment	—	—	—	—	(5,622)
Unrealized gain on embedded debt conversion option	(1,284)	—	—	(1,284)	—
Non-GAAP adjustments	3,521	35,601	18,728	22,269	35,207
Tax effect of adjustments	—	36	—	—	36
Adjusted non-GAAP net loss	$(17,749)	$(10,615)	$(18,142)	$(35,871)	$(26,136)
Less: Income from discontinued operations, net of taxes	—	843	7,934	7,934	1,378
Adjusted non-GAAP loss from continuing operations	$(17,749)	$(11,458)	$(26,076)	$(43,805)	$(27,514)
(a) Restructuring activity includes amounts recorded to restructuring expense. For the six months ended June 30, 2016, amount includes $452 in inventory write-down charges recorded to cost of materials in the Condensed Consolidated Statements of Operations. For the three and six months ended June 30, 2015, amount includes $22,335 for both periods presented in inventory write-down charges, recorded to cost of materials in the Condensed Consolidated Statements of Operations.The three months ended March 31, 2016 includes $452 in inventory write-down charges, recorded to cost of materials in the Condensed Consolidated Statements of Operations.

(b) The Company has determined that its 50% investment in its Kreher joint venture was impaired as of June 30, 2016. The Company has recorded a charge of $4,636 in equity in earnings (losses) of joint venture in the Condensed Consolidated Statements of Operations to reflect the loss associated with the write-down of the asset to its estimated fair value.

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Reconciliation of Gross Material Margin and Adjusted Gross Material Margin:			Three Months Ended
(Dollars in thousands)	Three Months Ended			Six Months Ended
Unaudited
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Net sales, as reported	$130,692	$166,328	$163,848	$294,540	$354,868
Sale of Houston and Edmonton inventory	—	—	(27,107)	(27,107)	—
Adjusted net sales	$130,692	$166,328	$136,741	$267,433	$354,868

Cost of materials, as reported (exclusive of depreciation and amortization)	$97,644	$152,179	$133,758	$231,402	$296,534
Sale of Houston and Edmonton inventory	—	—	(27,107)	(27,107)	—
Restructuring activity in cost of materials	—	(22,335)	(452)	(452)	(22,335)
Adjusted cost of materials (exclusive of depreciation and amortization)	$97,644	$129,844	$106,199	$203,843	$274,199
Gross margin (calculated as net sales, as reported, less cost of materials, as reported	$33,048	$14,149	$30,090	$63,138	$58,334
Gross material margin (calculated as gross margin divided by net sales, as reported)	25.3%	8.5%	18.4%	21.4%	16.4%
Adjusted gross margin (calculated as adjusted net sales less adjusted cost of materials)	$33,048	$36,484	$30,542	$63,590	$80,669
Adjusted gross material margin (calculated as adjusted gross margin divided by adjusted net sales)	25.3%	21.9%	22.3%	23.8%	22.7%

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CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	June 30,	December 31,
Unaudited	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$11,855	$11,100
Accounts receivable, less allowances of $2,575 and $2,380, respectively	79,025	73,191
Inventories	189,384	216,090
Prepaid expenses and other current assets	13,353	10,424
Income tax receivable	295	346
Current assets of discontinued operations	—	37,140
Total current assets	293,912	348,291
Investment in joint venture	31,550	35,690
Intangible assets, net	7,179	10,250
Prepaid pension cost	9,722	8,422
Deferred income taxes	470	378
Other noncurrent assets	5,634	6,109
Property, plant and equipment:
Land	2,072	2,519
Buildings	37,459	39,778
Machinery and equipment	128,779	153,955
Property, plant and equipment, at cost	168,310	196,252
Accumulated depreciation	(114,225)	(131,691)
Property, plant and equipment, net	54,085	64,561
Noncurrent assets of discontinued operations	—	19,805
Total assets	$402,552	$493,506
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,732	$45,606
Accrued and other current liabilities	30,040	28,078
Income tax payable	36	33
Current portion of long-term debt	5,683	7,012
Current liabilities of discontinued operations	—	11,158
Total current liabilities	83,491	91,887
Long-term debt, less current portion	274,688	310,614
Deferred income taxes	—	4,169
Build-to-suit liability	13,000	13,237
Other noncurrent liabilities	9,314	7,935
Pension and postretirement benefit obligations	18,568	18,676
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred, $0.00 par value); no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value—60,000 shares authorized; 32,464 shares issued and 32,370 outstanding at June 30, 2016 and 23,888 shares issued and 23,794 outstanding at December 31, 2015	324	238
Additional paid-in capital	243,953	226,844
Accumulated deficit	(203,449)	(145,309)
Accumulated other comprehensive loss	(36,373)	(33,821)
Treasury stock, at cost—94 shares at June 30, 2016 and December 31, 2015	(964)	(964)
Total stockholders' equity	3,491	46,988
Total liabilities and stockholders' equity	$402,552	$493,506

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Six Months Ended
(Dollars in thousands)	June 30,
Unaudited	2016	2015
Operating activities:
Net loss	$(58,140)	$(61,379)
Less: Income from discontinued operations, net of income taxes	7,934	1,378
Loss from continuing operations	(66,074)	(62,757)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities of continuing operations:
Depreciation and amortization	8,653	11,781
Amortization of deferred gain	(79)	—
Amortization of deferred financing costs and debt discount	3,633	4,242
Debt restructuring loss	6,562	—
Loss from lease termination	4,452	—
Unrealized gain on embedded debt conversion option	(1,284)	—
Loss (gain) on sale of property, plant and equipment	1,650	(5,681)
Unrealized gain on commodity hedges	(598)	(172)
Unrealized foreign currency transaction (gain) loss	(88)	1,433
Equity in losses (earnings) of joint venture	4,141	(1,326)
Dividends from joint venture	—	315
Pension curtailment	—	3,080
Deferred income taxes	—	(22,276)
Share-based compensation expense	566	(4)
Other, net	—	(9)
Changes in assets and liabilities:
Accounts receivable	(6,118)	13,420
Inventories	26,729	35,227
Prepaid expenses and other current assets	(1,769)	(2,197)
Other noncurrent assets	(3,026)	(1,988)
Prepaid pension costs	(264)	1,240
Accounts payable	1,937	(8,124)
Income tax payable and receivable	51	113
Accrued and other current liabilities	498	14,151
Pension and postretirement benefit obligations and other noncurrent liabilities	1,201	(315)
Net cash used in operating activities of continuing operations	(19,227)	(19,847)
Net cash (used in) from operating activities of discontinued operations	(5,219)	4,773
Net cash used in operating activities	(24,446)	(15,074)
Investing activities:
Capital expenditures	(1,912)	(2,550)
Proceeds from sale of property, plant and equipment	2,836	7,644
Net cash from investing activities of continuing operations	924	5,094
Net cash from (used in) investing activities of discontinued operations	53,570	(745)
Net cash from investing activities	54,494	4,349
Financing activities:
Proceeds from long-term debt	426,861	464,700
Repayments of long-term debt	(447,185)	(450,795)
Payment of debt restructuring costs	(8,677)	—
Payments of build-to-suit liability	(237)	—
Net cash (used in) from financing activities	(29,238)	13,905
Effect of exchange rate changes on cash and cash equivalents	(55)	(138)
Net change in cash and cash equivalents	755	3,042
Cash and cash equivalents—beginning of year	11,100	8,454
Cash and cash equivalents—end of period	$11,855	$11,496

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Total Long-Term Debt:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2016	2015
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$5,481	$6,681
7.0% Convertible Notes due December 15, 2017	41	57,500
12.75% Senior Secured Notes due December 15, 2018	204,519	203,319
Revolving Credit Facility due December 10, 2019	46,000	66,100
5.0% Convertible Notes due December 31, 2019	22,323	—
Other, primarily capital leases	202	428
Plus: derivative liability for embedded conversion feature	9,569	—
Less: unamortized discount	(4,828)	(12,255)
Less: unamortized debt issuance costs	(2,936)	(4,147)
Total long-term debt	$280,371	$317,626
Less: current portion	5,683	7,012
Total long-term portion	$274,688	$310,614

Reconciliation of Total Long-Term Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2016	2015
Total long-term debt	$280,371	$317,626
Less: Cash and cash equivalents	11,855	11,100
NET DEBT	$268,516	$306,526

Stockholders' equity	$3,491	$46,988
Total long-term debt	280,371	317,626
CAPITAL	$283,862	$364,614

NET DEBT-TO-CAPITAL	94.6%	84.1%

EX-10-